Exhibit 21

ENTITY NAME (Acronym or Short Name)	CITY	COUNTRY
North American Operations
Exide Technologies	Princeton, NJ	United States
DIXIE METALS COMPANY	Princeton, NJ	United States
EXIDE DELAWARE, LLC	Wilmington, DE	United States
EXIDE ILLINOIS, INC.	Princeton, NJ	United States
GNB BATTERY TECHNOLOGIES JAPAN, INC.	Princeton, NJ	United States
REFINED METALS CORPORATION	Princeton, NJ	United States
RBD LIQUIDATION, LLC	Princeton, NJ	United States
DETA-DOUGLAS BATTERIES, LLC	Winston-Salem NC	United States
EH INTERNATIONAL, LLC	Wilmington, DE	United States
INGALLS POWER PRODUCTS	Emeryville, CA	United States
Mexico
Exide de México, S. de R.L. de C.V.	Federal District	Mexico

Foreign Holding Companies
EXIDE GLOBAL HOLDING NETHERLANDS C.V.		Netherlands
COOPERATIE EXIDE EUROPE U.A.		Netherlands
EXIDE HOLDING NETHERLANDS B.V.		Netherlands

European Operations
EXIDE HOLDING EUROPE SAS (EHE)	Gennevilliers	France
EXIDE TRANSPORTATION HOLDING EUROPE, S.L	Barcelona	Spain
EXIDE TECHNOLOGIES HOLDING, B.V.	Vlaardingen	Netherlands
Nordic
EXIDE SONNAK A/S		Norway
ANKER DEFENSE A/S	Horton	Norway
EXIDE OY	Helsinki	Finland
TUDOR AB	Goteburg	Sweden
CMP BATTERIER AB	Goteburg	Sweden
EXIDE DENMARK AS		Denmark
EXIDE BATTERIEWERKE GmbH	Brunn am Gebirge	Austria
EXIDE SLOVAKIA S.R.O.	Kosice	Slovakia
Netherlands
EXIDE TECHNOLOGIES NEDERLAND, BV	Vlaardingen	Netherlands
Belgium
EXIDE BELGIUM SPRL	Archennes	Belgium
Spain
CHLORIDE MOTIVE POWER IBERICA, S.L.	Barcelona	Spain
AC TECHNIBAT S.L.	Valencia	Spain
SOCIEDAD ESPANOLA DEL ACUMULADOR TUDOR, SA (TUDOR)	Madrid	Spain
TUDOR ELECTRONICA, S.L.	Madrid	Spain
OXIVOLT, S.L.	Girona	Spain
TUDOR HELLENIC, S.A.	Athens	Greece
Portugal
SOCIEDADE PORTUGUESA do ACUMULADOR TUDOR, LdA	Ribatejo	Portugal
SONALUR — SOCIEDADE NACIONAL de METALURGIA, Lda.	Azambuja	Portugal
UK
M B D NATIONAL LIMITED	Over Hulton, Bolton	United Kingdom
EXIDE HOLDINGS LIMITED	Over Hulton, Bolton	United Kingdom
EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED	Over Hulton, Bolton	United Kingdom
EXIDE BATTERIES IRELAND LIMITED	Dublin	Ireland
GEMALA DISTRIBUTORS LIMITED	Dublin	Ireland
GEMALA IGNITION COMPANY LIMITED	Dublin	Ireland
ALL BATTERIES LIMITED	Dublin	Ireland
NATIONAL BATTERY DISTRIBUTION LIMITED	Over Hulton, Bolton	United Kingdom
GEMALA IRELAND COMPANY LIMITED	Dublin	Ireland
Poland
CENTRA SPOLKA AKCYJNA (CENTRA SA)	Poznan	Poland
CENTRA TRADING SP ZOO	Warszawa	Poland
DETA POLSKA SPOLKA AKCYJNA	Warszawa	Poland
POLESSKIE AKKUMULATORY LTD	Pinsk	Belarus
Germany
DEUTSCHE EXIDE GMBH	Budingen	Germany
HAGEN BATTERIE AG	Soest	Germany
UNTERSTUTZUNGSKASSE DER HAGEN BATTERIE IN SOEST AG	Soest	Germany
AIM MUNCHEN GMBH	Munchen	Germany
DETA BATTERIJEN BV	Harderwijk	Netherlands
OEB TRAKTIONSBATTERIEN AG	Zurich	Switzerland

ENTITY NAME (Acronym or Short Name)	CITY	COUNTRY
France
CEAC, COMPAGNIE EUROPEENE D’ACCUMULATEURS, SAS (CEAc)	Gennevilliers	France
LILLE BATTERIE SERVICE (LBS), S.A.R.L. (LBS)	Lille	France
CEAC IMMOBILIER SAS	Gennevilliers	France

Italy
EXIDE ITALIA S.R.L.	Romano de Lombardia	Italy
INDUSTRIA COMPOSIZIONI STAMPATE, SpA	Romano de Lombardia	Italy
UK
EURO EXIDE CORPORATION LIMITED	Over Hulton, Bolton	United Kingdom
CMP BATTERIES LTD.	Over Hulton, Bolton	United Kingdom
DETA UK LIMITED	Over Hulton, Bolton	United Kingdom
CMP BATTERIES PENSIONS LIMITED	Over Hulton, Bolton	United Kingdom
TUDOR INDIA LIMITED	Gujarat	India
EXIDE CANADA CORPORATION	Halifax, Nova Scotia	Canada

Asia Pacific Operations
EXIDE HOLDING ASIA PTE LIMITED	Singapore	Singapore
GNB TECHNOLOGIES (INDIA) PRIVATE LIMITED	Bangalore	India
EXIDE SINGAPORE PTE LIMITED	Singapore	Singapore
EXIDE AUSTRALIA PTY LIMITED	Melborne	Australia
EXIDE TECHNOLOGIES LIMITED	Lower Hutt	New Zealand
GNB TECHNOLOGIES (CHINA) LIMITED	Tsimshatsui	Hong Kong
GNB TECHNOLOGIES (SHENZHEN) LIMITED	Shenzhen	PR China
EXIDE TECHNOLOGIES (SHANGHAI) COMPANY LIMITED	Shanghai	PR China

Isle of Man
EXIDE MANX LIMITED	Douglas	Isle of Man
EXIDE AL DOBOWI (Operating in United Arab Emerites)	Douglas	Isle of Man